Exhibit 10.14

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is entered into effective as of the 11th day of July, 2011 by and among GWG HOLDINGS, INC., a Delaware corporation with a principal address at 220 South 6th Street. Suite 1200, Minneapolis, Minnesota (“GWG”), ATHENA SECURITIES GROUP LTD, an Irish company with its registered office at 44 Upper Mount Street, Dublin 2, Ireland (“Athena Securities”) and ATHENA STRUCTURED FUNDS PLC, an Irish company incorporated by Athena Securities and currently owned 100% by Athena Securities with its registered office at 18 Merrion Road, Ballsbridge, Dublin 4, Ireland (“Athena Funds”).

RECITALS:

WHEREAS, Athena Securities has experience and expertise providing financial services internationally related to structured investments and fund creations, and asset management, with specific expertise involving the issuance and selling of bonds backed by life insurance policies and managing related life insurance policy assets;

WHEREAS, GWG is a specialty finance company engaged in the purchasing and financing of life insurance policies acquired in the secondary;

WHEREAS, GWG is seeking to expand its purchasing and financing of life insurance policies acquired in the secondary market by accessing global capital markets;

WHEREAS, prior to the date of this Agreement, Athena Securities incorporated Athena Funds for the purpose of raising capital from global capital markets outside the USA for the exclusive purpose of purchasing and financing life insurance policies acquired in the secondary market in the United States and managing the assets;

WHEREAS, Athena Securities required domestic agents and expertise purchasing and life insurance policies acquired in the United States secondary market and GWG retains such expertise and capabilities;

WHEREAS, Athena Securities and GWG desire to work together to collectively access global capital markets and as a result Athena Securities desires to sell and transfer to GWG, and GWG desires to purchase and acquire from Athena Securities, a nine and nine-tenths percent (9.9%) ownership interest in Athena Funds comprising 5,940 shares of $1.00 each in Athena Funds, of which $0.25 per share has been called up (the “Athena Funds Equity”);

WHEREAS, Athena Securities and GWG desire to work together to collectively access global capital markets and as a result GWG desires to sell and transfer to Athena, and Athena desires to purchase and acquire from GWG, a nine and nine-tenths percent (9.9%) ownership interest in GWG comprising 494,500 shares of $0.001 each in GWG (the “GWG Equity”);

WHEREAS, the parties desire to set forth certain terms concerning the purchase and sale of the Athena Funds Equity and the governance and business of Athena Funds, all as set forth in this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, GWG and Athena Securities agree as follows:

1. Transfer of Equity.

1.1 Transfer of Athena Funds Equity. Subject to the terms and conditions of this Agreement. GWG shall pay to Athena Securities on the Closing Date (as herein defined) $0.25 for each share comprising the Athena Funds Equity and at the same time Athena Securities shall sell, assign, transfer and convey to GWG the Athena Funds Equity. At the Closing, Athena Securities and Athena Funds will execute, deliver, file, or record such agreements, instruments, certificates and other documents and will perform such other and further acts and things as may be necessary or proper to evidence the transfer of the Athena Funds Equity, to consummate the transactions contemplated hereby and to carry out the provisions of this Agreement.

1.2 Transfer of GWG Equity. Subject to the terms and conditions of this Agreement, Athena shall pay to GWG on the Closing Date (as herein defined) $0.001 for each share comprising the GWG and at the same time GWG shall sell, assign, transfer and convey to Athena the GWG Equity. At the Closing, GWG will execute, deliver, file, or record such agreements, instruments, certificates and other documents and will perform such other and further acts and things as may be necessary or proper to evidence the transfer of the GWG Equity, to consummate the transactions contemplated hereby and to carry out the provisions of this Agreement.

2. Representations and Warranties of Athena Securities and Athena Funds. Athena Securities and Athena Funds, jointly and severally, represent and warrant to GWG as follows:

2.1. Organization and Good Standing: Organizational Documents. Each of Athena Securities and Athena Funds is duly formed, validly existing and in good standing under the laws of Ireland, and is duly authorized to conduct business in each jurisdiction, state, country and territory where the character of its property or the nature of its activities makes such qualification necessary, except where failure to do so could not reasonably be expected to cause a material adverse effect. True, correct and complete copies of the formation, organization or incorporation, and copies of all governing documents related to Athena Funds, as amended to date and currently in effect, have been delivered to GWG.

2.2. Share Capital and Ownership of Athena Funds. The issued shares of Athena Funds comprise 60,000 ordinary shares of $1.00 each nominal value, of which $0.25 per share only has been called up. Athena Funds has no other class of equity capital. All the shares of Athena Funds are held by Athena Securities and by certain other persons who are nominees of Athena Securities. Athena Securities is the sole beneficial owner of Athena Funds as of the Closing Date and there have never been any other owners. Athena Securities and Athena Funds are not and have not been party to any option, warrant, purchase right or other contract or commitment (other than this Agreement) which would require either to sell, issue, transfer or otherwise dispose of any ownership interests in Athena Funds. As of the Closing Date, Athena Securities owns beneficially and has good and valid title to all the issued shares of Athena Funds, free and clear of any liens, security interests, charges or other encumbrances, except as may be created by this Agreement and for any restrictions on sales of securities under applicable securities laws.

2.3. Authorization, Execution and Enforceability. Athena Funds and Athena Securities (a) have duly authorized, executed and delivered this Agreement, and (b) have the requisite power and authority to consummate the instant transaction. The execution and delivery of this Agreement by Athena Funds and Athena Securities has been duly authorized by all necessary action required on the part of the Athena Funds and Athena Securities and its owners, and this Agreement constitutes its valid and binding obligation enforceable against them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency and similar laws affecting the rights of creditors generally, and by general principles of equity, regardless of whether considered in a proceeding at law or in equity.

2.4. No Conflict. The execution, delivery and performance by Athena Funds and Athena Securities of this Agreement will not (a) contravene any law or any order, writ, decree or injunction of any governmental authority, (b) conflict with, or result in a material breach of any term, covenant, condition or provision of, or constitute a default under, any agreement or instrument to which either is a party or by which any of their respective properties are bound, (c) violate any provision of the organizational documents of Athena Funds or of Athena Securities.

2.5. Investment Intent.

(a) In connection with the execution of this Agreement, Athena Securities has had access to information about the business and financial condition of GWG and has had the opportunity to ask questions of, and receive answers from, the management of GWG as to the business and financial condition of GWG.

(b) Athena Securities has been advised by GWG that as to the GWG Equity, Athena Securities must bear the economic risk of the investment for an indefinite period of time because the GWG Equity have not been registered under the Securities Act of 1933 and cannot be sold unless subsequently registered or unless an exemption from such registration is available with respect to any such sale, and that the transfer of the GWG Equity are restricted pursuant to the bylaws of GWG.

(c) Athena Securities is acquiring the GWG Shares without a view to the distribution thereof, solely for Athena Securities’ own account and not for the account of any other person or persons and Athena Securities will not sell or otherwise dispose of such GWG Equity in a manner inconsistent with such representations.

(d) Athena Securities has been advised and acknowledges that it has limited influence on the management, control and direction of GWG and that its ownership percentage in GWG is subject to dilution in the event GWG issues additional Shares.

2.6. No Violation of Law. The business of Athena Funds is not being conducted, and will not be conducted, in violation of any applicable federal, state, local or foreign law, ordinance, regulation, judgment, decree, injunction or order or requirement of any court or other governmental entity.

3. Representations and Warranties of GWG. GWG represents and warrants to Athena Securities and Athena Funds as follows:

3.1. Organization and Good Standing; Organizational Documents. GWG is duly formed, validly existing and in good standing under the laws of Delaware, and is duly authorized to conduct business in each jurisdiction where the character of its property or the nature of its activities makes such qualification necessary, except where failure to do so could not reasonably be expected to cause a material adverse effect.

3.2. Authorization, Execution and Enforceability. GWG (a) has duly authorized, executed and delivered this Agreement, and (b) has the requisite company power and authority to consummate the instant transaction. The execution and delivery of this Agreement by GWG has been duly authorized by all necessary company action required on the part of GWG and its members and managers, and this Agreement constitutes its valid and binding obligation enforceable against GWG in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency and similar laws affecting the rights of creditors generally, and by general principles of equity, regardless of whether considered in a proceeding at law or in equity.

3.3. No Conflict. The execution, delivery and performance by GWG of this Agreement will not (a) contravene any law or any order, writ, decree or injunction of any governmental authority, (b) conflict with, or result in a material breach of any term, covenant, condition or provision of, or constitute a default under, any agreement or instrument to which either is a party or by which any of their respective properties are bound, (c) violate any provision of the organizational documents of GWG.

3.4. Partly Paid Shares. GWG acknowledges that the 5,940 shares comprising the Athena Funds Equity are partly paid shares whereby Athena Securities has already paid $1,485 to Athena Funds in consideration for such shares and that consequently upon Athena Funds calling upon its shareholders for payment of the remaining nominal value of such shares GWG will be liable to discharge its proportionate part of such call, which amounts to an additional $4,455 that will be payable by GWG to Athena Funds.

3.5. Share Capital and Ownership of GWG. Prior to the date hereof, there were 4,500,000 shares of common stock. $.001 par value per share, GWG issued and outstanding. Upon the Closing date, there will be 4,994,500 shares of common stock, $001 par value per share, issued and outstanding. All outstanding shares of GWG have been duly authorized, validly issued and fully paid and are non-assessable and have been issued pursuant to valid exemptions from the registration requirements of the Securities Act and appropriate state blue sky laws.

3.6 Investment Intent.

(a) In connection with the execution of this Agreement, GWG has had access to information about the business and financial condition of Athena Funds and has had the opportunity to ask questions of, and receive answers from, the management of Athena Securities as to the business and financial condition of Athena Funds.

(b) GWG has been advised by Athena Securities that as to the Athena Funds Equity, GWG must bear the economic risk of the investment for an indefinite period of time because the Athena Funds Equity have not been registered under the Securities Act of 1933 and cannot be sold unless subsequently registered or unless an exemption from such registration is available with respect to any such sale, and that the transfer of the Athena Funds Equity are restricted pursuant to the bylaws of Athena Funds.

(c) GWG is acquiring the Athena Funds Equity without a view to the distribution thereof, solely for GWG’s own account and not for the account of any other person or persons and GWG will not sell or otherwise dispose of such Athena Funds Equity in a manner inconsistent with such representations.

(d) GWG has been advised and acknowledges that it has limited influence on the management, control and direction of Athena Funds.

4. The Closing.

4.1 Closing and Closing Date. The closing of the transactions contemplated hereby (the “Closing”) shall take place contemporaneously with the execution of this Agreement (the “Closing Date”).

4.2 Closing Transactions. At the Closing:

(a) GWG shall pay Athena Securities an amount equal to $1,485 in consideration for the Athena Funds Equity;

(b) Athena Securities shall pay GWG an amount equal to $4,945 in consideration for the Athena Funds Equity;

(c) Athena Securities and Athena Funds will execute, deliver, file, or record such agreements, instruments, certificates and other documents and will perform such other and further acts and things as may be necessary or proper to evidence the transfer of the Athena Funds Equity to GWG, to consummate the transactions contemplated hereby and to carry out the provisions of this Agreement, including execution of the Shareholder Agreement referenced in Section 5.2;

(d) The parties shall execute and deliver such other certificates, instruments or documents as any party may reasonably request in order to effect and document the transactions contemplated by this Agreement.

5. Post-Closing Covenants and Obligations of Athena Securities, Athena Funds and GWG.

5.1. Global Capital Markets. Athena Securities agrees to work exclusively with GWG and use commercially reasonable efforts to develop an investment security which can be offered and sold to global capital markets outside the United States for the purpose of purchasing and financing life insurance policy related assets within the United States. In furtherance thereof, the parties agree: (i) to use commercially reasonable efforts to agree upon, develop and execute proper definitive documentation relating to the offer and sale of any such investment security; and (ii) that any marketing of any such investment security by Athena Securities shall be conducted exclusively outside the United States of America. In connection therewith and with the operations of Athena Funds and Athena Securities, and their respective employees, agents and representatives, will comply with all applicable rules, regulations and other requirements of all applicable securities or other laws. Neither Athena Securities nor Athena Funds, nor their respective employees, agents and representatives, shall take any action in conflict with, or omit to take any action the omission of which would cause any such party to be in conflict with, the conditions and requirements of any applicable rule, licensing or regulatory requirement or applicable law.

5.2. Shareholder Agreement of Athena Funds. Athena Securities and GWG shall, at Closing, enter into a shareholder agreement in respect of their respective shareholdings in Athena Funds to the effect that:

(i) Athena Funds shall not have the authority to take any of the actions set forth in this Section 5.2(i) without the prior written consent of GWG, as follows:

(a)	selling, leasing, licensing, exchanging or otherwise disposing of all or substantially all of the assets of Athena Funds, or any merger or consolidation involving Athena Funds;

(b)	determining the terms and conditions of the sale and marketing of an investment security, including the selling expenses and commissions related to such investment security;

(c)	entering into any material agreement of Athena Funds including, without limitation, any exclusive or non-exclusive broker or selling agent agreement related to the sale of an investment security or the sale by Athena Funds of any products or services unrelated to the investment security;

(d)	executing any borrowing, lending or financing agreement in excess of Twenty-Five Thousand Dollars ($25,000) (other than the issuance of an investment security already approved hereunder and trade payables in the ordinary course of business) with respect to which Athena Funds is a party or is or may become obligated at some future time;

(e)	filing any petition or commencing any proceeding for relief under bankruptcy or insolvency laws, or any laws relating to relief of debtors, readjustment of indebtedness, reorganization, composition or extension of indebtedness or making an assignment for the benefit of the creditors;

(f)	Issuing any additional ownership interests of Athena Funds;

(g)	approving, determining or establishing distributions, dividends or other payments, consideration, salaries and wages to be paid to the owners, employees or directors of Athena Funds where such consideration is in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate, as well as the establishment of reserves of Athena Funds; and

(h)	Any dissolution or liquidation of Athena Funds.

Provided any such requirement to obtain the consent of GWG shall be without prejudice to the obligations of the directors and/or secretary of Athena Funds or any of them to take or omit to take any course of action pursuant to the laws of Ireland.

(ii) The Board of Directors of Athena Funds shall consist of four (4) people and GWG shall in addition have the right to designate one (1) Director, and shall have the right to remove the Director designated by it, and to designate a replacement Director for any vacancy caused by the death, resignation, removal or incapacity of the Director designated by GWG. Athena Funds agrees to take such other actions as necessary to document the election of the Director designated by GWG to the Board of Directors of Athena Funds and carry out the terms of this provision, including without limitation, the execution of written records of action and other instruments.

5.3 Adherence of Nominee Shareholders of Athena Funds. Athena Securities shall procure the adherence of every other person holding shares in Athena Funds, other than GWG, to the shareholder agreement referred to in Section 5.2.

5.4 Election to Board of Directors of GWG. The Board of Directors of GWG agrees to elects Brian Tyrrell to serve as a Director of GWG until his successor Director is duly elected and has qualified, or until his earlier death, resignation, removal or disqualification as governed by the bylaws of the GWG. GWG agrees to take such other actions as necessary to document the election of Brian Tyrrell to the Board of Directors of GWG and carry out the terms of this provision, including without limitation, the execution of written records of action and other instruments.

5.5 Election to Board of Directors of Athena Funds. The Board of Directors of Athena Funds GWG agrees to and hereby elects Paul Siegert to serve as a Director of Athena Funds until his successor Director is duly elected and has qualified, or until his earlier death, resignation, removal or disqualification as governed by the terms of the bylaws of Athena Funds.

Athena Funds agrees to take such other actions as necessary to document the election of Paul Siegert to the Board of Directors of Athena Funds and carry out the terms of this provision, including without limitation, the execution of written records of action and other instruments.

6. Indemnification

(a) Survival. All of the representations, warranties, indemnities and covenants of GWG, Athena Funds and Athena Securities shall survive the Closing.

(b) Indemnification Provisions for GWG and Athena Securities. Athena Funds agrees to indemnify, defend, reimburse and hold GWG and Athena Securities and their subsidiaries, affiliates, members, agents, representatives, successors and assigns, harmless from and against the entirety of any charges, complaints, actions, suits, damages (excluding consequential damages and loss of investment), claims, costs, amounts paid in settlement, taxes, liens, expenses or fees, including all attorneys’ fees and court costs, which result from, arising out of, relate to or are caused by: (i) any breach of any of the representations, warranties and covenants of Athena Funds contained in this Agreement or the parities, and (ii) the operation of Athena Funds and the sale of an investment security, including the failure to properly comply with laws, regulatory and licensing requirements in all material respects, except where such charges, complaints, actions, suits, damages, claims, costs, amounts paid in settlement, taxes, liens, expenses or fees arise out of the fraud or gross negligence of GWG or Athena Securities or breach by GWG or Athena Securities of any of the terms or their obligations under this Agreement or in any future agreements. We can express the indemnities in the future Agreements

(c) Indemnification Provisions for GWG and Athena Funds. Athena Securities agrees to indemnify, defend, reimburse and hold GWG and Athena Funds and their subsidiaries, affiliates, members, agents, representatives, successors and assigns, harmless from and against the entirety of any charges, complaints, actions, suits, damages (excluding consequential damages and loss of investment), claims, costs, amounts paid in settlement, taxes, liens, expenses or fees, including all attorneys’ fees and court costs, which result from, arising out of, relate to or are caused by any breach of any of the representations, warranties and covenants of Athena Securities contained in this Agreement or .

(c) Indemnification Provisions for Athena Funds and Athena Securities. GWG agrees to indemnify, defend, reimburse and hold Athena Funds and Athena Securities and their respective subsidiaries, affiliates, members, agents, representatives, successors and assigns, harmless from and against the entirety of any charges, complaints, actions, suits, damages (excluding consequential damages and loss of investment), claims, costs, amounts paid in settlement, taxes, liens, expenses or fees, including all attorneys’ fees and court costs, which result from, arising out of, relate to or are caused by any breach of GWG’s representations, warranties and covenants contained in this Agreement.

(d) Procedures. If any party has an indemnification claim or any third party shall notify any Party (the “Indemnified Party”) with respect to any matter which may give rise to a claim for indemnification against the other Party (the “Indemnifying Party”), then the

Indemnified Party shall notify the Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party is damaged. The Indemnifying Party will have the right, at its expense, to assume the defense of any such third party claim, demand, action or proceeding (“‘Third Party Claim”) using counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall have the right to participate in, at its own expense, but not control, the defense of any Third Party Claim. In connection with any Third Party Claim, Athena Securities and GWG shall cooperate with each other. No Third Party Claim shall be settled without the prior written consent of the Indemnified Party; provided, however, that if a firm, written offer is made to settle any Third Party Claim and the Indemnifying Party proposes to accept such settlement and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party shall be excused from, and the Indemnified Party shall be solely responsible for, all further defense of such Third Party Claim, and the maximum liability of the Indemnifying Party relating to such Third Party Claim shall be the amount of the proposed settlement if the amount thereafter recovered from the Indemnified Party on such Third Party Claim is greater than the amount of the proposed settlement.

(e) Offset. Each party shall have the right to set off against any payments due and owing from the Indemnified Party to the Indemnifying Party, to the extent the Indemnified Party has made a claim for indemnity under this Article.

7. Amendment and Modification. This Agreement may not be amended, modified, supplemented or changed in any respect except by a writing duly executed by the parties hereto.

8. Miscellaneous.

8.1 Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

8.2 Law Governing; Venue. This Agreement has been entered into in the State of Minnesota without regard to choice of law provisions, and all questions relating to its validity, construction, performance and enforcement shall be determined in accordance with the laws of said state. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or matter related hereto will be brought solely in the courts of the State of Minnesota or in the United States District Court having jurisdiction over the City of Minneapolis, Minnesota, and each party accepts and consents to the exclusive jurisdiction of such courts.

8.3 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their successors or assigns; provided, however, Athena Securities and Athena Funds may not assign this Agreement, or any of its obligations, duties or responsibilities, without the prior written consent of GWG, and GWG correspondingly may not assign this Agreement or any of the obligations duties or responsibilities of GWG without the consent of Athena Securities (unless to an affiliate of GWG or pursuant to a merger, reorganization, spin-off or transaction involving the sale of substantially all of the assets or interests of GWG).

8.4 Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if in writing and either delivered personally, sent by facsimile or electronic transmission (receipt confirmed) or by courier service, or mailed by postage prepaid, registered or certified mail, return receipt requested, and shall be effective upon personal delivery or facsimile transmission thereof or upon delivery by registered or certified mail or three business days following deposit with an air courier service.

8.5 Severability. Whenever possible, each provision of this Agreement shall be construed so as to be interpreted in such manner as to be effective and valid under applicable law. If any provisions of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provision of this Agreement or the application of such provision to other parties or circumstances.

8.6 Waiver. No delay on the part of any party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy by any party shall preclude any other or further exercise thereof, or exercise of any other right or remedy. Waiver of any right hereunder shall not be effective unless in writing and signed by the party against whom enforcement is sought.

8.7 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be an original, but each of which, when taken together, shall constitute one and the same instrument. The parties agree that this Agreement will be considered signed by a party when such party’s signature is delivered by facsimile or electronic mail transmission to the counterparty. Such facsimile or electronic mail signature shall be treated in all respects as having the same effect as an original signature.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

GWG Holdings, Inc.		Athena Securities Group Ltd:

By	/s/ Jon Sabes	By	/s/ Marie Ainsworth
	Name: Jon Sabes	Name:	Marie Ainsworth
	Title: Chief Executive Officer	Title:	Director

Athena Structured Funds PLC

By:	/s/ Illegible
Name:
Title:	Director

The undersigned, Athena Securities Ltd. (an Affiliate of Athena Securities Group Ltd.), hereby guarantees the payment and performance of indemnification obligations of Athena Funds and Athena Securities contained in Section 6 herein.

Athena Securities Ltd.

By:	/s/ Illegible
Name:
Title:	Director